Press Release
TechnipFMC Announces Third Quarter 2024 Results

•Total Company backlog reached record of $14.7 billion; Subsea new record of $13.7 billion
•Share repurchase authorization increased by $1 billion
•Subsea financial guidance increased for 2025

NEWCASTLE & HOUSTON, October 24, 2024 — TechnipFMC plc (NYSE: FTI) (the “Company” or “TechnipFMC”) today reported third quarter 2024 results.
Summary Financial Results from Continuing Operations
Reconciliation of U.S. GAAP to non-GAAP financial measures are provided in financial schedules.

	Three Months Ended			Change
(In millions, except per share amounts)	Sep. 30, 2024	Jun. 30, 2024	Sep. 30, 2023	Sequential	Year-over-Year
Revenue	$2,348.4	$2,325.6	$2,056.9	1.0%	14.2%
Net income	$274.6	$186.5	$90.0	47.2%	205.1%
Net income margin	11.7%	8.0%	4.4%	370 bps	730 bps
Diluted earnings per share	$0.63	$0.42	$0.20	50.0%	215.0%

Adjusted EBITDA	$386.1	$361.4	$237.5	6.8%	62.6%
Adjusted EBITDA margin	16.4%	15.5%	11.5%	90 bps	490 bps
Adjusted net income	$280.5	$188.9	$94.9	48.5%	195.6%
Adjusted diluted earnings per share	$0.64	$0.43	$0.21	48.8%	204.8%

Inbound orders	$2,784.5	$3,092.2	$2,145.1	(10.0%)	29.8%
Backlog	$14,698.9	$13,898.8	$13,230.7	5.8%	11.1%

Total Company revenue in the third quarter was $2,348.4 million. Net income attributable to TechnipFMC was $274.6 million, or $0.63 per diluted share. These results included after-tax charges and credits totaling $5.9 million of expense, or $0.01 per share (Exhibit 6).
Adjusted net income was $280.5 million, or $0.64 per diluted share (Exhibit 6). Adjusted net income included the following items:
•A discrete non-cash, positive net tax benefit of $60.6 million due to the release of a valuation allowance resulting from the Company's assessment of the carrying value of its deferred tax assets and future projections of taxable income; and
•Foreign exchange loss of $8.4 million after-tax, or $3.1 million before-tax.

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Adjusted EBITDA, which excludes pre-tax charges and credits, was $386.1 million; adjusted EBITDA margin was 16.4% (Exhibit 8).
When excluding the after-tax impact of foreign exchange of $8.4 million, net income was $283 million. Adjusted EBITDA, excluding foreign exchange of $3.1 million, was $389.2 million (Exhibit 8).

Shareholder Distribution Update

On October 23, 2024, the Company announced that its Board of Directors authorized additional share repurchases of up to $1 billion. Together with the existing program, the Company is now authorized to repurchase shares of up to $1.2 billion, representing more than 10 percent of the Company’s outstanding shares at yesterday’s closing price.
Since the initial share repurchase authorization in July 2022, the Company has returned more than $740 million to shareholders through stock repurchases and dividends.

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Doug Pferdehirt, Chair and CEO of TechnipFMC, stated, “The TechnipFMC team continues to demonstrate solid execution, which is reflected in our strong quarterly results. Revenue was $2.3 billion with adjusted EBITDA of $389 million, when excluding foreign exchange impacts. These results were supported by our relentless focus on industrialization and standardization, as well as integrated business models, all of which are allowing us to execute more efficiently with greater certainty of outcome and repeatability of success.”
Pferdehirt continued, “Total company inbound was $2.8 billion, driving backlog to a new record level of $14.7 billion. Subsea inbound orders were $2.5 billion, representing a book-to-bill of 1.2. Inbound continues to be supported by differentiated orders, with our unique iEPCI™ offering, technology leadership, and extensive Subsea Services capabilities all helping to drive our Subsea backlog to $13.7 billion.”

“In Surface Technologies, robust execution on key customer projects in the Middle East was a major contributor to the solid quarterly results. The completion of our new, state-of-the-art facility in Saudi Arabia and the qualification of our product portfolio are favorably impacting our company today and represent a differentiated growth opportunity for TechnipFMC.”

Pferdehirt added, “Turning to our outlook, we remain very confident in the sustainability of the market backdrop, which is reflected in the continued strength of our Subsea Opportunities List. In 2025, we see an even more diversified mix of opportunities, which includes more Subsea 2.0® equipment and iEPCI™ projects than we expect to inbound in the current year. When also factoring in the continued growth we expect from Subsea Services, it is clear why we remain so confident in achieving our Subsea inbound guidance of $30 billion of orders over the 3-year period ending 2025.”

“Looking beyond 2025, there is a significant presence of projects on our Subsea Opportunities List that are likely to be sanctioned in 2026, which notably includes new frontiers. Additionally, the Front-End Engineering and Design (FEED) pipeline for subsea developments remains at a record level, many of which are for projects advancing toward final investment decision in the latter half of the decade. The combination of these factors provides TechnipFMC increased visibility and greater confidence in a multi-year project pipeline.”

Pferdehirt concluded, “Our confidence in our execution and outlook is reflected in the updated Subsea guidance for 2025, which underscores our expectations for even greater improvement in our financial results. This supports our strong capital allocation policy and the $1 billion increase to our share repurchase authorization announced yesterday. At the same time, we increased our distribution target for 2024, with a goal to nearly double shareholder distributions when compared to the prior year.”

“We will continue to drive TechnipFMC forward with conviction, validated by the uniqueness of our business, intimacy of our customer relationships, and strength of our backlog.”

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Operational and Financial Highlights

Subsea

Financial Highlights
Reconciliation of U.S. GAAP to non-GAAP financial measures are provided in financial schedules.

	Three Months Ended			Change
(In millions)	Sep. 30, 2024	Jun. 30, 2024	Sep. 30, 2023	Sequential	Year-over-Year
Revenue	$2,028.1	$2,009.1	$1,708.3	0.9%	18.7%
Operating profit	$288.8	$277.7	$177.7	4.0%	62.5%
Operating profit margin	14.2%	13.8%	10.4%	40 bps	380 bps
Adjusted EBITDA	$371.0	$356.5	$257.8	4.1%	43.9%
Adjusted EBITDA margin	18.3%	17.7%	15.1%	60 bps	320 bps

Inbound orders	$2,463.2	$2,838.0	$1,828.0	(13.2%)	34.7%
Backlog[1,2,3]	$13,732.1	$12,925.9	$12,073.6	6.2%	13.7%

Estimated Consolidated Backlog Scheduling (In millions)	Sep. 30, 2024
2024 (3 months)	$1,547
2025	$5,480
2026 and beyond	$6,705
Total	$13,732
[1] Backlog as of September 30, 2024 was increased by a foreign exchange impact of $371 million.
[2] Backlog does not capture all revenue potential for Subsea Services.
[3] Backlog as of September 30, 2024 does not include total Company non-consolidated backlog of $509 million.

Subsea reported third quarter revenue of $2,028.1 million, an increase of 0.9 percent from the second quarter. Higher project activity in Asia Pacific, Latin America, and Canada was largely offset by lower activity in the Gulf of Mexico and Norway following the completion of significant project milestones in the second quarter. The increased project activity included higher revenue from flexible pipe in Brazil. Subsea Services activity improved modestly in the period.
Subsea reported an operating profit of $288.8 million, an increase of 4 percent from the second quarter. Operating results increased sequentially due to improved earnings mix from backlog and strong project execution in the quarter. Operating profit margin increased 40 basis points to 14.2 percent.
Subsea reported adjusted EBITDA of $371 million, an increase of 4.1 percent when compared to the second quarter. The factors impacting operating profit also drove the sequential increase in adjusted EBITDA. Adjusted EBITDA margin increased 60 basis points to 18.3 percent.

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Subsea inbound orders were $2.5 billion for the quarter. Book-to-bill was 1.2x. The following awards were included in the period:
•Petrobras Flexible Pipe and Subsea Production Systems contracts (Brazil)
Awarded two subsea contracts by Petrobras for the pre-salt fields offshore Brazil. The first award was a substantial* contract to design, engineer, and manufacture riser flexible pipe. TechnipFMC will also supply associated services including packing and storage. The second award, which followed a competitive tender, was a significant** contract to design, engineer, and manufacture subsea production systems to be deployed on the Atapu 2, Sepia 2, and Roncador projects. The contract also covers installation support and life-of-field services, as well as the option for additional equipment and services. All equipment and products will be manufactured and serviced locally, leveraging core capabilities in Brazil that enable continued development of pre-salt reserves.
*A “substantial” contract is between $250 million and $500 million.
**A“significant” contract is between $75 million and $250 million.

•bp Kaskida iEPCI™ project (Gulf of Mexico)
Substantial* iEPCI™ contract for bp’s greenfield Kaskida development in the Gulf of Mexico. The contract covers the design and manufacture of subsea production systems, including 20,000 psi (20K) standardized subsea trees and manifolds. The scope also includes the design, manufacture, and installation of subsea umbilicals, risers, and flowlines. The award follows an integrated Front End Engineering and Design (iFEED®) study by TechnipFMC.
*A “substantial” contract is between $250 million and $500 million.

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Surface Technologies

Financial Highlights
Reconciliation of U.S. GAAP to non-GAAP financial measures are provided in financial schedules.

	Three Months Ended			Change
(In millions)	Sep. 30, 2024	Jun. 30, 2024	Sep. 30, 2023	Sequential	Year-over-Year
Revenue	$320.3	$316.5	$348.6	1.2%	(8.1%)
Operating profit	$33.7	$30.6	$33.3	10.1%	1.2%
Operating profit margin	10.5%	9.7%	9.6%	80 bps	90 bps
Adjusted EBITDA	$49.1	$46.0	$49.9	6.7%	(1.6%)
Adjusted EBITDA margin	15.3%	14.5%	14.3%	80 bps	100 bps

Inbound orders	$321.3	$254.2	$317.1	26.4%	1.3%
Backlog	$966.8	$972.9	$1,157.1	(0.6%)	(16.4%)

Surface Technologies reported third quarter revenue of $320.3 million, an increase of 1.2 percent from the second quarter. The sequential revenue improvement was primarily driven by increased project and services activity in the Middle East, partially offset by lower wellhead equipment revenue in North America.
Surface Technologies reported operating profit of $33.7 million, an increase of 10.1 percent versus the second quarter. Operating profit increased sequentially due to higher project and services activity in the Middle East and improved execution, partially offset by lower wellhead equipment revenue in North America and a $1.2 million increase in restructuring, impairment and other charges in the period.
Surface Technologies reported adjusted EBITDA of $49.1 million. Adjusted EBITDA increased 6.7 percent when compared to the second quarter. Adjusted EBITDA increased sequentially due to higher project and services activity in the Middle East and improved execution, partially offset by lower wellhead equipment revenue in North America. Adjusted EBITDA margin increased 80 basis points to 15.3 percent.
Inbound orders for the quarter were $321.3 million, a sequential increase of 26.4 percent. Backlog ended the period at $966.8 million.

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Corporate and Other Items (three months ended September 30, 2024)
Corporate expense was $31.1 million.
Foreign exchange loss was $3.1 million.
Net interest expense was $15.9 million.
Income tax was a benefit of $6 million and included a discrete non-cash, positive net tax benefit of $60.6 million due to the release of a valuation allowance. The release of the valuation allowance resulted from the Company's assessment of the carrying value of its deferred tax assets and future projections of taxable income.

Total depreciation and amortization was $94 million.
Cash provided by operating activities was $277.9 million. Capital expenditures were $52.6 million. Free cash flow was $225.3 million (Exhibit 11).
During the quarter, the Company repurchased 3 million of its ordinary shares for total consideration of $80 million. When including a dividend payment of $21.5 million, total shareholder distributions in the quarter were $101.5 million.
The Company ended the period with cash and cash equivalents of $837.5 million, which increased $129.3 million sequentially; net debt decreased $131 million sequentially to $129.2 million (Exhibit 10).

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2024 Full-Year Financial Guidance1
The Company’s full-year financial guidance for 2024 can be found in the table below. Updates to the previous guidance issued on July 25, 2024 are as follows:
•Net interest expense of $65 - 70 million, which decreased from the previous guidance range of $70 - 80 million.
•Tax provision, as reported, of $170 - 180 million, which decreased from the previous guidance range of $280 - 290 million.
Financial results prior to the completion of the sale of the Measurement Solutions business, which was completed on March 11, 2024, are included in full-year guidance for Surface Technologies.

2024 Guidance (As of October 24, 2024)

Subsea	Surface Technologies
Revenue in a range of $7.6 - 7.8 billion	Revenue in a range of $1.2 - 1.35 billion

Adjusted EBITDA margin in a range of 16.5 - 17%	Adjusted EBITDA margin in a range of 13 - 15%

TechnipFMC

Corporate expense, net $115 - 125 million
(includes depreciation and amortization of ~$3 million; excludes charges and credits)

Net interest expense $65 - 70 million

Tax provision, as reported $170 - 180 million

Capital expenditures approximately $275 million

Free cash flow[2] $425 - 575 million
(includes payment for legal settlement of ~$170 million)

1 Our guidance measures of adjusted EBITDA margin, free cash flow and adjusted corporate expense, net are non-GAAP financial measures. We are unable to provide a reconciliation to comparable GAAP financial measures on a forward-looking basis without unreasonable effort because of the unpredictability of the individual components of the most directly comparable GAAP financial measure and the variability of items excluded from each such measure. Such information may have a significant, and potentially unpredictable, impact on our future financial results.
2 Free cash flow is calculated as cash flow from operations less capital expenditures.

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2025 Full-Year Subsea Financial Guidance32
Updates to the Company’s full-year Subsea financial guidance for 2025 are as follows:
•Subsea revenue in a range of $8.3 - 8.7 billion, which increased from the previous outlook of approximately $8 billion.
•Subsea adjusted EBITDA margin in a range of 18.5 - 20%, which increased from the previous outlook of approximately 18%.

Teleconference
The Company will host a teleconference on Thursday, October 24, 2024 to discuss the third quarter 2024 financial results. The call will begin at 1:30 p.m. London time (8:30 a.m. New York time). Webcast access and an accompanying presentation can be found at www.TechnipFMC.com.
An archived audio replay will be available after the event at the same website address. In the event of a disruption of service or technical difficulty during the call, information will be posted on our website.

32Our guidance measure of adjusted EBITDA margin is a non-GAAP financial measure. We are unable to provide a reconciliation to comparable GAAP financial measures on a forward-looking basis without unreasonable effort because of the unpredictability of the individual components of the most directly comparable GAAP financial measure and the variability of items excluded from each such measure. Such information may have a significant, and potentially unpredictable, impact on our future financial results.

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###
About TechnipFMC

TechnipFMC is a leading technology provider to the traditional and new energy industries; delivering fully integrated projects, products, and services.

With our proprietary technologies and comprehensive solutions, we are transforming our clients’ project economics, helping them unlock new possibilities to develop energy resources while reducing carbon intensity and supporting their energy transition ambitions.

Organized in two business segments — Subsea and Surface Technologies — we will continue to advance the industry with our pioneering integrated ecosystems (such as iEPCI™, iFEED™ and iComplete™), technology leadership and digital innovation.

Each of our approximately 21,000 employees is driven by a commitment to our clients’ success, and a culture of strong execution, purposeful innovation, and challenging industry conventions.

TechnipFMC uses its website as a channel of distribution of material company information. To learn more about how we are driving change in the industry, go to www.TechnipFMC.com and follow us on X @TechnipFMC.

This communication contains “forward-looking statements” as defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. Forward-looking statements usually relate to future events, market growth, and recovery, growth of our New Energy business and anticipated revenues, earnings, cash flows, or other aspects of our operations or operating results. Forward-looking statements are often identified by words such as “commit,” “guidance,” “confident,” “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “may,” “will,” “likely,” “predicated,” “estimate,” “outlook,” and similar expressions, including the negative thereof. The absence of these words, however, does not mean that the statements are not forward-looking. These forward-looking statements are based on our current expectations, beliefs, and assumptions concerning future developments and business conditions and their potential effect on us. While management believes these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All of our forward-looking statements involve risks and uncertainties (some of which are significant or beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections, including unpredictable trends in the demand for and price of oil and natural gas; competition and unanticipated changes relating to competitive factors in our industry, including ongoing industry consolidation; our inability to develop, implement, and protect new technologies and services and intellectual property related thereto, including new technologies and services for our New Energy business; the cumulative loss of major contracts, customers or alliances and unfavorable credit and commercial terms of certain contracts; disruptions in the political, regulatory, economic, and social conditions of the countries in which we conduct business; the refusal of DTC to act as depository and clearing agency for our shares; the impact of our existing and future indebtedness and the restrictions on our operations by terms of the agreements governing our existing indebtedness; the risks caused by our acquisition and divestiture activities; additional costs or risks from increasing scrutiny and expectations regarding ESG matters; uncertainties related to our investments in New Energy business; the risks caused by fixed-price contracts; our failure to timely deliver our backlog; our reliance on subcontractors, suppliers, and our joint venture partners; a failure or breach of our IT infrastructure or that of our subcontractors, suppliers or joint venture partners, including as a result of cyber-attacks; risks of pirates and maritime conflicts endangering our maritime employees and assets; any delays and cost overruns of new capital asset construction projects for vessels and manufacturing facilities; potential liabilities inherent in the industries in which we operate or have operated; our failure to comply with existing and future laws and regulations, including those related to

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environmental protection, climate change, health and safety, labor and employment, import/export controls, currency exchange, bribery and corruption, taxation, privacy, data protection and data security; the additional restrictions on dividend payouts or share repurchases as an English public limited company; uninsured claims and litigation against us; tax laws, treaties and regulations and any unfavorable findings by relevant tax authorities; potential departure of our key managers and employees; adverse seasonal, weather, and other climatic conditions; unfavorable currency exchange rates; risk in connection with our defined benefit pension plan commitments; our inability to obtain sufficient bonding capacity for certain contracts, and other risks as discussed in Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and our other reports subsequently filed with the Securities and Exchange Commission.

We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any of our forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by law.

Contacts

Investor relations

Matt Seinsheimer
Senior Vice President, Investor Relations and Corporate Development
Tel: +1 281 260 3665
Email: Matt Seinsheimer

James Davis
Director, Investor Relations
Tel: +1 281 260 3665
Email: James Davis
Media relations David Willis Senior Manager, Public Relations Tel: +44 7841 492988 Email: David Willis

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Exhibit 1
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2024	2024	2023	2024	2023

Revenue	$2,348.4	$2,325.6	$2,056.9	$6,716.0	$5,746.5
Costs and expenses	2,061.2	2,017.2	1,896.1	5,961.4	5,376.2
	287.2	308.4	160.8	754.6	370.3

Other income (expense), net including income from equity affiliates	1.1	(41.5)	(20.9)	(51.3)	(189.2)
Gain on disposal of Measurement Solutions business	—	—	—	75.2	—

Income before net interest expense and income taxes	288.3	266.9	139.9	778.5	181.1
Net interest expense	(15.9)	(21.4)	(26.7)	(50.0)	(75.7)

Income before income taxes	272.4	245.5	113.2	728.5	105.4
Provision (benefit) for income taxes	(6.0)	59.2	19.5	102.9	100.2

Net income	278.4	186.3	93.7	625.6	5.2
(Income) loss attributable to non-controlling interests	(3.8)	0.2	(3.7)	(7.4)	(2.0)

Net income attributable to TechnipFMC plc	$274.6	$186.5	$90.0	$618.2	$3.2

Earnings per share attributable to TechnipFMC plc
Basic	$0.64	$0.43	$0.21	$1.44	$0.01
Diluted	$0.63	$0.42	$0.20	$1.40	$0.01

Weighted average shares outstanding:
Basic	428.3	430.2	436.9	430.7	439.7
Diluted	438.8	440.1	450.3	441.9	452.9

Cash dividends declared per share	$0.05	$0.05	$0.05	$0.15	$0.05

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Exhibit 2
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
BUSINESS SEGMENT DATA
(In millions, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2024	2024	2023	2024	2023
Segment revenue
Subsea	$2,028.1	$2,009.1	$1,708.3	$5,772.0	$4,714.3
Surface Technologies	320.3	316.5	348.6	944.0	1,032.2
Total segment revenue	$2,348.4	$2,325.6	$2,056.9	$6,716.0	$5,746.5

Segment operating profit
Subsea	$288.8	$277.7	$177.7	$723.1	$397.9
Surface Technologies	33.7	30.6	33.3	167.7	81.4
Total segment operating profit	$322.5	$308.3	$211.0	$890.8	$479.3

Corporate items
Corporate expense(1)	$(31.1)	$(23.7)	$(24.7)	$(87.0)	$(205.6)
Net interest expense	(15.9)	(21.4)	(26.7)	(50.0)	(75.7)
Foreign exchange losses	(3.1)	(17.7)	(46.4)	(25.3)	(92.6)
Total corporate items	$(50.1)	$(62.8)	$(97.8)	$(162.3)	$(373.9)

Income before income taxes(2)	$272.4	$245.5	$113.2	$728.5	$105.4

(1)    Corporate expense primarily includes corporate staff expenses, share-based compensation expenses, and other employee benefits. For the nine months ended September 30, 2023, corporate expense includes the non-recurring legal settlement charge of $126.5 million.
(2)    Includes amounts attributable to non-controlling interests.

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Exhibit 3
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
BUSINESS SEGMENT DATA
(In millions, unaudited)

	Three Months Ended			Nine Months Ended
Inbound Orders(1)	September 30,	June 30,	September 30,	September 30,
	2024	2024	2023	2024	2023

Subsea	$2,463.2	$2,838.0	$1,828.0	$7,705.0	$8,479.0
Surface Technologies	321.3	254.2	317.1	946.1	972.3
Total inbound orders	$2,784.5	$3,092.2	$2,145.1	$8,651.1	$9,451.3

Order Backlog(2)	September 30, 2024	June 30, 2024	September 30, 2023

Subsea	$13,732.1	$12,925.9	$12,073.6
Surface Technologies	966.8	972.9	1,157.1
Total order backlog	$14,698.9	$13,898.8	$13,230.7

(1)    Inbound orders represent the estimated sales value of confirmed customer orders received during the reporting period.
(2)    Order backlog is calculated as the estimated sales value of unfilled, confirmed customer orders at the reporting date.

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Exhibit 4
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, unaudited)

	September 30, 2024	December 31, 2023

Cash and cash equivalents	$837.5	$951.7
Trade receivables, net	1,278.1	1,138.1
Contract assets, net	1,140.8	1,010.1
Inventories, net	1,142.4	1,100.3
Other current assets	791.4	995.2
Total current assets	5,190.2	5,195.4

Property, plant and equipment, net	2,214.6	2,270.9
Intangible assets, net	541.9	601.6
Other assets	1,774.1	1,588.7
Total assets	$9,720.8	$9,656.6

Short-term debt and current portion of long-term debt	$310.4	$153.8
Accounts payable, trade	1,491.4	1,355.8
Contract liabilities	1,513.4	1,485.8
Other current liabilities	1,246.7	1,473.2
Total current liabilities	4,561.9	4,468.6

Long-term debt, less current portion	656.3	913.5
Other liabilities	1,203.4	1,102.4
TechnipFMC plc stockholders’ equity	3,259.2	3,136.7
Non-controlling interests	40.0	35.4
Total liabilities and equity	$9,720.8	$9,656.6

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Exhibit 5
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions, unaudited)

	Three Months Ended September 30,	Nine Months Ended September 30,
	2024	2024	2023
Cash provided (required) by operating activities
Net income	$278.4	$625.6	$5.2
Adjustments to reconcile income to cash provided (required) by operating activities
Depreciation and amortization	94.0	285.6	283.3
Deferred income tax benefit	(48.2)	(60.7)	(22.9)
Gain on disposal of Measurement Solutions business	—	(75.2)	—
Income from equity affiliates, net of dividends received	(8.5)	(11.9)	(35.9)
Other non-cash items, net	22.2	30.2	55.0
Working capital(1)	(14.8)	(488.1)	(246.7)
Other non-current assets and liabilities, net	(45.2)	76.6	(46.1)
Cash provided (required) by operating activities	277.9	382.1	(8.1)

Cash provided (required) by investing activities
Capital expenditures	(52.6)	(155.4)	(153.7)
Proceeds from sales of assets	2.2	5.5	75.3
Proceeds from sale of Measurement Solutions business	—	186.1	—
Other investing activities	—	0.5	14.9
Cash provided (required) by investing activities	(50.4)	36.7	(63.5)

Cash required by financing activities
Net decrease in short-term debt	(26.3)	(91.7)	(38.2)
Dividends paid	(21.5)	(64.7)	(21.8)
Share repurchases	(80.0)	(330.1)	(150.1)
Proceeds from exercise of stock options	27.7	30.9	—
Payments related to taxes withheld on share-based compensation	—	(49.7)	(17.2)
Other financing activities	(4.5)	(17.2)	(49.4)
Cash required by financing activities	(104.6)	(522.5)	(276.7)
Effect of changes in foreign exchange rates on cash and cash equivalents	6.4	(10.5)	(17.9)
Change in cash and cash equivalents	129.3	(114.2)	(366.2)
Cash and cash equivalents, beginning of period	708.2	951.7	1,057.1
Cash and cash equivalents, end of period	$837.5	$837.5	$690.9
(1) Working capital includes receivables, payables, inventories and other current assets and liabilities.

TechnipFMC.com	Page 16 of 25

Exhibit 6
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except per share data, unaudited)

In addition to financial results determined in accordance with U.S. generally accepted accounting principles (GAAP), the third quarter 2024 Earnings Release also includes non-GAAP financial measures (as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended) and describes performance on a year-over-year or sequential basis. Net income attributable to TechnipFMC plc, excluding charges and credits, as well as measures derived from it (including Diluted EPS, excluding charges and credits; Earnings before net interest expense, income taxes, depreciation and amortization, excluding charges and credits (“Adjusted EBITDA”); and Adjusted EBITDA, excluding foreign exchange gains or losses, net; Adjusted EBITDA margin; Adjusted EBITDA margin, excluding foreign exchange, net); Corporate expense, excluding charges and credits; Foreign exchange, net and other, excluding charges and credits; and net debt are non-GAAP financial measures.

Non-GAAP adjustments are presented on a gross basis and the tax impact of the non-GAAP adjustments is separately presented in the applicable reconciliation table. Estimates of the tax effect of each adjustment is calculated item by item, by reviewing the relevant jurisdictional tax rate to the pretax non-GAAP amounts, analyzing the nature of the item and/or the tax jurisdiction in which the item has been recorded, the need of application of a specific tax rate, history of non-GAAP taxable income positions (i.e. net operating loss carryforwards) and concluding on the valuation allowance positions.
Management believes that the exclusion of charges, credits and foreign exchange impacts from these financial measures provides a useful perspective on the Company’s underlying business results and operating trends, and a means to evaluate TechnipFMC’s operations and consolidated results of operations period-over-period. These measures are also used by management as performance measures in determining certain incentive compensation. The foregoing non-GAAP financial measures should be considered by investors in addition to, not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP. The following is a reconciliation of the most comparable financial measures under GAAP to the non-GAAP financial measures.

	Three Months Ended			Nine Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023

Net income attributable to TechnipFMC plc	$274.6	$186.5	$90.0	$618.2	$3.2

Charges and (credits):
Restructuring, impairment and other charges	3.8	2.4	4.3	11.2	10.0
Gain on disposal of Measurement Solutions business	—	—	—	(75.2)	—
Non-recurring legal settlement charges*	—	—	—	—	126.5
Tax impact of the charges and (credits) above	2.1	—	0.6	12.8	1.0

Adjusted net income attributable to TechnipFMC plc	$280.5	$188.9	$94.9	$567.0	$140.7

Weighted diluted average shares outstanding	438.8	440.1	450.3	441.9	452.9

Reported earnings per share - diluted	$0.63	$0.42	$0.20	$1.40	$0.01
Adjusted earnings per share - diluted	$0.64	$0.43	$0.21	$1.28	$0.31

*The non-recurring legal settlement charges reflect the impact of the resolution of all outstanding matters with the PNF (reference to Note 15 of the 10-Q). For taxation purposes the charges are treated as a penalty and as such, do not trigger tax charges or benefits.

TechnipFMC.com	Page 17 of 25

Exhibit 7
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023

Net income attributable to TechnipFMC plc	$274.6	$186.5	$90.0	$618.2	$3.2

Income (loss) attributable to non-controlling interests	3.8	(0.2)	3.7	7.4	2.0
Provision (benefit) for income tax	(6.0)	59.2	19.5	102.9	100.2
Net interest expense	15.9	21.4	26.7	50.0	75.7
Depreciation and amortization	94.0	92.1	93.3	285.6	283.3
Restructuring, impairment and other charges	3.8	2.4	4.3	11.2	10.0
Gain on disposal of Measurement Solutions business	—	—	—	(75.2)	—
Non-recurring legal settlement charges*	—	—	—	—	126.5

Adjusted EBITDA	$386.1	$361.4	$237.5	$1,000.1	$600.9

Foreign exchange, net	3.1	17.7	46.4	25.3	92.6
Adjusted EBITDA, excluding foreign exchange, net	$389.2	$379.1	$283.9	$1,025.4	$693.5

*The non-recurring legal settlement charges reflect the impact of the resolution of all outstanding matters with the PNF (reference to Note 15 of the 10-Q). For taxation purposes the charges are treated as a penalty and as such, do not trigger tax charges or benefits.

TechnipFMC.com	Page 18 of 25

Exhibit 8
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended
	September 30, 2024
	Subsea	Surface Technologies	Corporate Expense	Foreign Exchange, net	Total
Revenue	$2,028.1	$320.3	$—	$—	$2,348.4

Operating profit (loss), as reported (pre-tax)	$288.8	$33.7	$(31.1)	$(3.1)	$288.3

Charges and (credits):
Restructuring, impairment and other charges	—	3.8	—	—	3.8
Subtotal	—	3.8	—	—	3.8

Depreciation and amortization	82.2	11.6	0.2	—	94.0

Adjusted EBITDA	$371.0	$49.1	$(30.9)	$(3.1)	$386.1

Foreign exchange, net	—	—	—	3.1	3.1

Adjusted EBITDA, excluding foreign exchange, net	$371.0	$49.1	$(30.9)	$—	$389.2

Operating profit margin, as reported	14.2%	10.5%			12.3%

Adjusted EBITDA margin	18.3%	15.3%			16.4%

Adjusted EBITDA margin, excluding foreign exchange, net	18.3%	15.3%			16.6%

TechnipFMC.com	Page 19 of 25

Exhibit 8
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended
	June 30, 2024
	Subsea	Surface Technologies	Corporate Expense	Foreign Exchange, net	Total
Revenue	$2,009.1	$316.5	$—	$—	$2,325.6

Operating profit (loss), as reported (pre-tax)	$277.7	$30.6	$(23.7)	$(17.7)	$266.9

Charges and (credits):
Restructuring, impairment and other charges	(0.2)	2.6	—	—	2.4
Subtotal	(0.2)	2.6	—	—	2.4

Depreciation and amortization	79.0	12.8	0.3	—	92.1

Adjusted EBITDA	$356.5	$46.0	$(23.4)	$(17.7)	$361.4

Foreign exchange, net	—	—	—	17.7	17.7

Adjusted EBITDA, excluding foreign exchange, net	$356.5	$46.0	$(23.4)	$—	$379.1

Operating profit margin, as reported	13.8%	9.7%			11.5%

Adjusted EBITDA margin	17.7%	14.5%			15.5%

Adjusted EBITDA margin, excluding foreign exchange, net	17.7%	14.5%			16.3%

TechnipFMC.com	Page 20 of 25

Exhibit 8
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended
	September 30, 2023
	Subsea	Surface Technologies	Corporate Expense	Foreign Exchange, net	Total
Revenue	$1,708.3	$348.6	$—	$—	$2,056.9

Operating profit (loss), as reported (pre-tax)	$177.7	$33.3	$(24.7)	$(46.4)	$139.9

Charges and (credits):
Restructuring, impairment and other charges	3.3	0.6	0.4	—	4.3
Subtotal	3.3	0.6	0.4	—	4.3

Depreciation and amortization	76.8	16.0	0.5	—	93.3

Adjusted EBITDA	$257.8	$49.9	$(23.8)	$(46.4)	$237.5

Foreign exchange, net	—	—	—	46.4	46.4

Adjusted EBITDA, excluding foreign exchange, net	$257.8	$49.9	$(23.8)	$—	$283.9

Operating profit margin, as reported	10.4%	9.6%			6.8%

Adjusted EBITDA margin	15.1%	14.3%			11.5%

Adjusted EBITDA margin, excluding foreign exchange, net	15.1%	14.3%			13.8%

TechnipFMC.com	Page 21 of 25

Exhibit 9
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Nine Months Ended
	September 30, 2024
	Subsea	Surface Technologies	Corporate Expense	Foreign Exchange, net	Total
Revenue	$5,772.0	$944.0	$—	$—	$6,716.0

Operating profit (loss), as reported (pre-tax)	$723.1	$167.7	$(87.0)	$(25.3)	$778.5

Charges and (credits):
Restructuring, impairment and other charges	(0.2)	6.2	5.2	—	11.2
Gain on disposal of Measurement Solutions business	—	(75.2)	—	—	(75.2)
Subtotal	(0.2)	(69.0)	5.2	—	(64.0)

Depreciation and amortization	247.0	37.8	0.8	—	285.6

Adjusted EBITDA	$969.9	$136.5	$(81.0)	$(25.3)	$1,000.1

Foreign exchange, net	—	—	—	25.3	25.3

Adjusted EBITDA, excluding foreign exchange, net	$969.9	$136.5	$(81.0)	$—	$1,025.4

Operating profit margin, as reported	12.5%	17.8%			11.6%

Adjusted EBITDA margin	16.8%	14.5%			14.9%

Adjusted EBITDA margin, excluding foreign exchange, net	16.8%	14.5%			15.3%

TechnipFMC.com	Page 22 of 25

Exhibit 9
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Nine Months Ended
	September 30, 2023
	Subsea	Surface Technologies	Corporate Expense	Foreign Exchange, net	Total
Revenue	$4,714.3	$1,032.2	$—	$—	$5,746.5

Operating profit (loss), as reported (pre-tax)	$397.9	$81.4	$(205.6)	$(92.6)	$181.1

Charges and (credits):
Restructuring, impairment and other charges	3.7	5.9	0.4	—	10.0
Non-recurring legal settlement charges*	—	—	126.5	—	126.5
Subtotal	3.7	5.9	126.9	—	136.5

Depreciation and amortization	231.9	49.8	1.6	—	283.3

Adjusted EBITDA	$633.5	$137.1	$(77.1)	$(92.6)	$600.9

Foreign exchange, net	—	—	—	92.6	92.6

Adjusted EBITDA, excluding foreign exchange, net	$633.5	$137.1	$(77.1)	$—	$693.5

Operating profit margin, as reported	8.4%	7.9%			3.2%

Adjusted EBITDA margin	13.4%	13.3%			10.5%

Adjusted EBITDA margin, excluding foreign exchange, net	13.4%	13.3%			12.1%

*The non-recurring legal settlement charges reflect the impact of the resolution of all outstanding matters with the PNF (reference to Note 15 of the 10-Q). For taxation purposes the charges are treated as a penalty and as such, do not trigger tax charges or benefits.

TechnipFMC.com	Page 23 of 25

Exhibit 10
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	September 30, 2024	June 30, 2024	September 30, 2023
Cash and cash equivalents	$837.5	$708.2	$690.9
Short-term debt and current portion of long-term debt	(310.4)	(321.6)	(407.3)
Long-term debt, less current portion	(656.3)	(646.8)	(933.5)
Net debt	$(129.2)	$(260.2)	$(649.9)

Net (debt) cash is a non-GAAP financial measure reflecting cash and cash equivalents, net of debt. Management uses this non-GAAP financial measure to evaluate our capital structure and financial leverage. We believe net debt, or net cash, is a meaningful financial measure that may assist investors in understanding our financial condition and recognizing underlying trends in our capital structure. Net (debt) cash should not be considered an alternative to, or more meaningful than, cash and cash equivalents as determined in accordance with U.S. GAAP or as an indicator of our operating performance or liquidity.

TechnipFMC.com	Page 24 of 25

Exhibit 11
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended September 30,	Nine Months Ended September 30,
	2024	2024	2023
Cash provided (required) by operating activities	$277.9	$382.1	$(8.1)
Capital expenditures	(52.6)	(155.4)	(153.7)
Free cash flow (deficit)	$225.3	$226.7	$(161.8)

Free cash flow (deficit), is a non-GAAP financial measure and is defined as cash provided (required) by operating activities less capital expenditures. Management uses this non-GAAP financial measure to evaluate our financial condition. We believe free cash flow (deficit) is a meaningful financial measure that may assist investors in understanding our financial condition and results of operations.

TechnipFMC.com	Page 25 of 25